Exhibit 23.1
                                                        ------------







                   Consent of Independent Accountants




  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-93172, 33-91364, 33-93162, 33-93174, 33-93170 and 33-93168) of DIMON Incorporated of our
  report dated September 27, 1999 appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP
  Charlotte, North Carolina
  September 27, 1999




























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